Exhibit 99.1

Sonic Solutions Reports Results for Fourth Quarter and Fiscal Year Ended
                            March 31, 2005;
 Record Revenues Drive Profitable First Full Quarter of Roxio/Sonic Integration

    NOVATO, Calif.--(BUSINESS WIRE)--May 16, 2005--Sonic Solutions (NASDAQ:SNIC) ("Sonic") announced today its financial results for the fourth quarter and fiscal year ended March 31, 2005.

                       Summary Financial Results
               (in thousands, except per share amounts)


                                                      Twelve Months
                              Three Months Ended           Ended
                                  March 31,              March 31,

                            2005     2005     2004     2005     2004
                         (Non-GAAP) (GAAP)   (GAAP)   (GAAP)   (GAAP)
                          -------- -------- -------- -------- --------

Net revenue               $37,475  $35,604  $17,302  $90,627  $56,853
Net income                 $7,505   $1,220   $4,336   $8,363  $11,084
                          ======== ======== ======== ======== ========

  Net income per diluted
  share                     $0.28    $0.05    $0.17    $0.32   $0. 46
                          ======== ======== ======== ======== ========

    On the basis of generally accepted accounting principles ("GAAP"), net revenue for the quarter was $35,604,000 compared to $17,302,000 for the same period in the prior fiscal year. Net income for the quarter was $1,220,000, or $0.05 per diluted share, compared to net income of $4,336,000, or $0.17 per diluted share, for the same period in the prior fiscal year.
    On a GAAP basis, net revenue for the fiscal year ended March 31, 2005 was $90,627,000 compared to $56,853,000 for the prior fiscal year. Net income for the fiscal year was $8,363,000, or $0.32 per diluted share, compared to net income of $11,084,000, or $0.46 per diluted share, for the prior fiscal year.
    On a non-GAAP basis, net revenue for the quarter was $37,475,000, net income was $7,505,000 and net income per diluted share was $0.28.

    Non-GAAP Presentation

    During the quarter ended December 31, 2004, and as previously announced, Sonic acquired substantially all of the assets and liabilities of the Consumer Software Division of Roxio, Inc. In this press release, Sonic provides certain adjustments to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. These non-GAAP financial measures include non-GAAP net revenue, net income, diluted earnings per share, and gross profit and margin figures, which exclude certain expense items associated with the acquisition and include certain revenue associated with the sale of Roxio products, each as more fully described below. The non-GAAP financial measures also exclude the third party costs incurred by Sonic in the fourth quarter in connection with Sonic's implementation of the requirements of
Section 404 of the Sarbanes-Oxley Act (see "SOX Compliance" below). Management believes that this non-GAAP presentation allows investors to better understand the operating results of Sonic for the quarter ended March 31, 2005 because this presentation excludes non-recurring acquisition-related charges and other non-recurring expenses, includes revenue-related items management considers meaningful and provides insight into how management evaluates operating results. In addition, Sonic has reported similar non-GAAP results in the past and believes the inclusion of this non-GAAP presentation provides consistency in its financial reporting. However, these non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and other companies may use different non-GAAP measures and presentations of results.

    The non-GAAP presentation adjusts the following items:

    Revenue. Under purchase accounting rules, Original Equipment Manufacturer ("OEM") royalties received by Sonic on account of Roxio's business may be included in revenue only if they reflect OEM shipments occurring after the date of the acquisition (December 17, 2004). The non-GAAP presentation includes in revenue royalties for which Sonic received reports of shipments from OEMs after December 17, 2004 for shipments prior to December 17, 2004 and for which Sonic has invoiced the OEMs and expects to collect the amounts due in cash. Sonic has also excluded in the non-GAAP presentation an end of life reserve related to shipments of Easy Media Creator 7.0, which Sonic shipped to and invoiced distributors during the fourth quarter and expects to collect the amounts due in cash but was not able to record the revenue due to the pending launch of Easy Media Creator 7.5 (see below).
    Acquisition-Related Intangible Amortization. Under purchase accounting rules, some portion of the acquisition purchase price is allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. The GAAP presentation includes amortization on all acquired intangibles. These non-cash charges are eliminated in the non-GAAP presentation in calculating operating income.
    Easy Media Creator 7.5 Launch Expenses. After completion of the acquisition, Sonic immediately began preparations for a previously unplanned release of a new version of Easy Media Creator. The Roxio organization had been planning to release a new version of Easy Media Creator in the fall of 2005. Sonic management took this step because it believed that an early release of a new version of Easy Media Creator, incorporating some Sonic technology and identifiable branding, would accelerate integration of the Roxio business into Sonic both from a market as well as an internal organizational perspective. The incremental costs of this release, including the related end of life reserve discussed above, are included in the GAAP presentation and excluded in the non-GAAP presentation.
    Third-Party Expenses Related to Compliance with the Sarbanes-Oxley Act of 2002 ("SOX"). The third-party expenses related to SOX compliance work for the 2005 fiscal year are included in the GAAP presentation and excluded in the non-GAAP presentation. The expenses excluded in the non-GAAP presentation are primarily the fees paid to compliance consultants and to Sonic's external auditors for work in connection with Sonic's SOX compliance. As discussed further below, Sonic management believes that SOX compliance efforts were significantly complicated by the impact of the Roxio acquisition, including management's decision to migrate Sonic's accounting into systems that were acquired as part of the Roxio combination. Hence, Sonic management believes the level of SOX expenses is extraordinary and is unlikely to recur in future periods.
    Business Integration Expenses. Certain charges that occurred at or around the time of an acquisition, and that are not expected to recur, are considered to be non-recurring charges. The non-GAAP presentation eliminates these charges included in operating expense.

    Guidance

    For its fiscal quarter ending June 30, 2005, Sonic anticipates GAAP revenues to be in the range of $32 million to $34 million and GAAP fully diluted earnings to be between $0.13 and $0.15 per share.
    Sonic is maintaining our prior fiscal year 2006 guidance, for its fiscal year ending March 31, 2006, Sonic anticipates GAAP revenues to be in the range of $155 million to $165 million and GAAP fully diluted earnings to be between $1.20 and $1.30 per share.

    SOX Compliance

    The SEC's rules implementing Section 404 of the Sarbanes-Oxley Act of 2002 require Sonic management to assess the effectiveness of its internal control over financial reporting annually, and to include in Sonic's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and subsequent years a management report on that assessment, together with an opinion thereon by Sonic's independent registered public accounting firm. Sonic expects to comply with these disclosure requirements on a timely basis. Management is in the process of reviewing internal control systems and, in connection with this evaluation, has identified certain deficiencies. Although none of these deficiencies have been identified as a significant deficiency or material weakness at this time, the evaluation of internal control over financial reporting is not yet complete and there can be no assurance that, as a result of the ongoing evaluation, additional deficiencies will not be identified or that any deficiencies identified, either alone or in combination with others, will not be considered a significant deficiency or a material weakness. Although certain remediation efforts have been undertaken, any deficiency or weakness will not be considered effectively remediated until new internal controls are operational for a period of time and are tested, and management and Sonic's independent registered public accounting firm conclude that these controls are operating effectively. As a result of the recent Roxio acquisition, management has actively been working to integrate the operations of the acquired business, particularly with respect to accounting, accounting systems and financial reporting. In part due to these acquisition and integration efforts, many of Sonic's processes and procedures in these areas have been recently restructured, and the evaluations relate to the restructured process and procedures. Due to the nature of and the time necessary to effectively remediate and test each of the deficiencies identified to date, Sonic expects to conclude that some of the deficiencies identified to date had not been effectively remediated as of March 31, 2005.
    At this time, management does not believe that the results of its evaluation of internal control over financial reporting will preclude an unqualified opinion from Sonic's auditor with respect to the annual financial statements; however, there can be no assurance that the results of such evaluation will not cause an adjustment to the financial statements to be included in the Annual Report on Form 10-K.
    Further, while at this time Sonic has completed a review with its independent auditors of the financial statements presented in this press release, the dependency of the evaluation of internal controls mentioned above, as well as lack of completion of all financial audit test procedures means that the presentation contained in this press release is unaudited and subject to further change prior to the filing of Sonic's Annual Report on Form 10-K.
    Sonic will hold its fourth quarter and fiscal year ended March 31, 2005 earnings conference call on Monday, May 16, 2005 at 1:30 p.m.
(PDT)/4:30 p.m. (EDT). Investors are invited to listen to Sonic's conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call also will be available via webcast at www.sonic.com.


                            Sonic Solutions
                   Condensed Statement of Operations
               (in thousands, except per share amounts)


                         Three Months Ended      Twelve Months Ended
                              March 31,               March 31,
                            2005          2004          2005   2004(a)
                      ----------- ------------- ------------- --------
                      (unaudited)   (unaudited)   (unaudited)
Net Revenue              $35,604       $17,302       $90,627  $56,853

Cost of Revenue            7,376         1,917        13,373    7,052
                      ----------- ------------- ------------- --------

Gross Profit              28,228        15,385        77,254   49,801
                      ----------- ------------- ------------- --------

Operating expenses
Marketing and sales        9,028         3,343        21,179   12,629
Research and
 development              10,523         5,724        31,681   19,731
General and
 administrative            5,607         1,466         9,867    4,668
Acquired in-process
 technology                    0             0         3,100        0
Business integration       1,103             0         2,190        0
                      ----------- ------------- ------------- --------
   Total operating
    expenses              26,261        10,533        68,017   37,028
                      ----------- ------------- ------------- --------
   Operating income        1,967         4,852         9,237   12,773

Other income
 (expense), net             (378)          136           218      237
                      ----------- ------------- ------------- --------

   Income before
    income taxes           1,589         4,988         9,455   13,010
Provision for income
 taxes                       369           652         1,092    1,926
                      ----------- ------------- ------------- --------

   Net income             $1,220        $4,336        $8,363  $11,084
                      =========== ============= ============= ========
   Net income per
    share applicable
    to common
         Shareholders:
       Basic               $0.05         $0.20         $0.36    $0.54
                      =========== ============= ============= ========
       Diluted             $0.05         $0.17         $0.32    $0.46
                      =========== ============= ============= ========

   Shares used in
    computing net income
    per share:

       Basic              24,303        21,766        23,346   20,459
                      =========== ============= ============= ========
       Diluted            26,979        25,917        26,022   23,889
                      =========== ============= ============= ========


(a) March 31, 2004 balances are derived from the audited financial statements included in the Company's 2004 Annual Report on Form 10-K.


                            Sonic Solutions
                       Condensed Balance Sheets
                            (in thousands)



                                                   March 31, March 31,
                                                     2005      2004(a)
                                                  (unaudited)
                                                   -------------------
Assets
Current assets:
    Cash, cash equivalents and investments           $35,436  $36,182
    Accounts receivable, net of allowance for
     returns and doubtful accounts of
     $243 and $10,377, at March 31, 2004 and
     2005, respectively                               12,839    9,443
    Unbilled receivables                                 121        0
    Inventory                                            755      560
    Prepaid expenses and other current assets          2,106    1,399
                                                   ---------- --------
    Total current assets                              51,257   47,584
                                                   ---------- --------
Fixed assets, net                                      6,544    3,610
Purchased and internally developed software costs,
 net                                                   1,573    1,042
Acquired intangibles                                  55,164    2,898
Goodwill                                              49,046   15,533
Other assets                                           2,610      278
                                                   ---------- --------
    Total assets                                    $166,194  $70,945
                                                   ========== ========
Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable                                  $9,087   $1,145
    Accrued liabilities                               19,250    8,977
    Deferred revenue and deposits                      5,176    4,965
    Capital leases                                        84       60
                                                   ---------- --------
    Total current liabilities                         33,597   15,147
                                                   ---------- --------
Bank note payable                                     30,000        0
Other long term liabilities                            2,556        0
Deferred revenue, net of current portion                 756        0
Capital lease, net of current portion                     41       75
                                                   ---------- --------
    Total liabilities                                 66,950   15,222
Shareholders' equity:
    Common stock                                     106,410   70,994
    Cumulative foreign translation adjustment           (274)     (16)
    Accumulated deficit                               (6,892) (15,255)
                                                   ---------- --------
    Total shareholders' equity                        99,244   55,723
                                                   ---------- --------
    Total liabilities and shareholders' equity      $166,194  $70,945
                                                   ========== ========

(a) March 31, 2004 balances are derived from the audited financial statements included in the Company's 2004 Annual Report on Form 10-K.


                            Sonic Solutions
             Reconciliation of Reported Operating Results
                     to Non-GAAP Operating Results
  (in thousands, except per share amounts and percentages, unaudited)


                                                    Three Months Ended
                                                          March 31,
                                                       2005      2004
                                                    -------- ---------

  Reported revenue                                  $35,604   $17,302

  Adjustment:
  CSD royalty reports received after December 17,
   2004 for OEM shipments prior to December 17, 2004    380         0

  CSD end of life reserve                             1,491         0
                                                    -------- ---------

  Non GAAP revenue                                  $37,475   $17,302
                                                    ======== =========

Non GAAP gross profit                               $31,215   $15,385

Non GAAP gross margin                                  83.3%     88.9%


       GAAP Operating income                         $1,967    $4,852

       GAAP Net income                                1,220     4,336

  Adjustments:
  CSD end of life reserve                             1,491         0
  CSD royalty reports received after December 17,
   2004 for OEM shipments prior to December 17, 2004    380         0
  Business integration expenses                       1,103         0
  C7.5 launch expenses                                  823         0
  SOX compliance expenses                             1,968         0
  Amortization of intangible assets                   1,116       175
                                                    -------- ---------

       Non GAAP operating income basic               $8,848    $5,027
                                                    ======== =========

Tax impact on non-GAAP adjustments                     (596)      (20)
                                                    -------- ---------

Non GAAP net income basic                            $7,505    $4,491
                                                    ======== =========

 Net income per diluted share
      Non-GAAP                                        $0.28     $0.18
                                                    ======== =========
      GAAP                                            $0.05     $0.17
                                                    ======== =========
 Shares used in computing per share amounts          26,979    25,197
                                                    ======== =========

    About Sonic Solutions

    Sonic Solutions (NASDAQ:SNIC) (http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio- and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premiere choice for consumers, prosumers and business users worldwide.
    Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.
    Sonic, the Sonic logo, Sonic Solutions, Easy Media Creator, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

    Forward-Looking Statements

    This press release and Sonic's fourth quarter and fiscal year ended March 31, 2005 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the fiscal quarter ending June 30, 2005 and the fiscal year ending March 31, 2006; the gross margin, operating margin, effective tax rate and cost of SOX compliance assumed for the guidance; the continuing effects of the increase in operating expenses and headcount in connection with the Roxio acquisition; and favorable expectations about Sonic's consumer electronics strategy and ability to take advantage of the convergence of the PC and consumer electronics industries. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, Sonic's ability to successfully integrate Roxio's Consumer Software Division and former employees into Sonic's business and realize the anticipated synergies and cost savings from the acquisition; general customer and market reaction to the Roxio acquisition; the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses as a result of the Roxio acquisition, new product introductions, cost of SOX compliance or business expansion; loss of significant customers due to the Roxio acquisition and other market conditions; risks related to acquisitions and international operations; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with the Sonic's most recent quarterly report on Form 10-Q and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward looking statements.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000 (Chief Financial Officer) clay_leighton@sonic.com or
             Market Street Partners
             Carolyn Bass, 415-445-3232
             Rob Walker, 415-445-3234
             investinsonic@sonic.com